Exhibit 10.7

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”), is made as of May 6, 2016 by and between WL Ross Holding Corp. (the “Company”) and the undersigned subscriber (the “undersigned”) . In connection with the proposed business combination between the Company and Nexeo Solutions Holdings, LLC (the “Nexeo Business Combination”) pursuant to the Agreement and Plan of Merger, dated as of March 21, 2016, as may be amended from time to time (the “Merger Agreement”), the Company is seeking commitments from certain of its existing stockholders and other persons known to the Company to purchase shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), for a purchase price of $10.00 per share, in a private placement.

1.      Subscription. The undersigned hereby irrevocably subscribes for and agrees to purchase from the Company such number of Shares as is set forth on the signature page of this Agreement on the terms provided for herein.

2.      Closing. The closing of the sale of Shares contemplated hereby (the “Closing”) shall occur immediately prior to and on the day of the closing of the Nexeo Business Combination. Upon not less than two (2) business days’ written notice from (or on behalf of) the Company to the undersigned (the “Closing Notice”) that the Company reasonably expects the closing of the Nexeo Business Combination to occur, the undersigned shall deliver as soon as reasonably practicable on the date of the Closing specified in the Closing Notice (and prior to the closing of the Nexeo Business Combination) to an account designated by the Company, the subscription amount for the Shares subscribed by wire transfer of United States dollars in immediately available funds. Prior to the date of Closing specified in the Closing Notice, the Company shall deliver (or cause the delivery of) the Shares in book entry or certificated form to the undersigned or to a custodian designated by the undersigned, as applicable, to be held by the undersigned (or a custodian designated by the undersigned , as the case may be) pending completion of the Closing. Upon satisfaction of the conditions set forth in Section 3 below, the Company shall notify the undersigned in writing that the Closing has been completed. If the subscription is rejected in whole or in part by the Company or if the Merger Agreement is terminated or cancelled prior to the Closing, any payment of the subscription amount made prior to termination by the undersigned will be returned immediately, without interest, by the Company, and any stock certificate(s) issued by the Company to the undersigned representing the Shares will be returned immediately by the undersigned to the Company.

3.      Conditions. The closing of the sale of the Shares pursuant to this Agreement is conditioned upon (i) the Company obtaining the required approvals from its stockholders for the proposals related to the Nexeo Business Combination (which include the issuance of shares under this Agreement), (ii) if necessary prior to completing the Nexeo Business Combination, the Company obtaining the required approvals from its stockholders for the proposals related to extending the Company’s corporate existence beyond June 11, 2016, (iii) if stock certificate(s) representing the Shares are requested by the undersigned at least two (2) business days prior to the expected date of the Closing, delivery of such stock certificate(s) to the address(es) designated by the undersigned in writing with such stock certificate(s) dated as of the expected date of the Closing, (iv) the satisfaction or waiver of all conditions precedent set forth in the Merger Agreement (other than those which may only be satisfied at the closing of the Business Combination), (v) receipt of the subscription amount for the Shares subscribed to by the undersigned by wire transfer of United Stated dollars in immediately available funds pursuant to the terms hereof, (vi) execution and delivery by the undersigned of the Investor Questionnaire and the Form W-9 described in Section 4 below, and (vii) the representations and warranties of the undersigned set forth in such Investor Questionnaire are true and correct as of the date hereof and as of the date of the Closing.

4.      Investor Questionnaire; Form W-9. The undersigned has, concurrently with the execution and delivery of this Agreement, executed and delivered the Investor Questionnaire and the Form W-9 in the forms attached hereto as Exhibit A and Exhibit B, respectively. The representations and warranties of the undersigned set forth in the Investor Questionnaire shall be true and correct as of the date hereof and as of the date of the Closing as if made on and as of such date. The undersigned agrees to promptly notify the Company and provide it with the relevant updated information for any change in circumstances at any time on or prior to the Closing.

5.      Expenses. The undersigned shall pay all of its own expenses in connection with this Agreement and the transactions contemplated hereby.

6.      Registration Rights. Promptly after the consummation of the Nexeo Business Combination (but no later than fifteen (15) business days thereafter), the Company will (i) file with the SEC a registration statement registering (among other securities) the resale of the Shares received by the undersigned in respect of the undersigned’s Shares acquired hereunder (the “Registration Statement”), and (ii) use its reasonable efforts to have the Registration Statement declared effective as soon as reasonably practicable after the filing thereof and maintain the effectiveness of the Registration Statement until such time as the undersigned’s Shares have been sold thereunder or can be sold in market transactions pursuant to Rule 144 under the Securities Act of 1933, as amended, or any analogous or successor rule or regulation; provided, however, that (A) the Company shall not be required to register or facilitate the resale of the undersigned’s Shares pursuant to any underwritten or marketed offering and (B) the Company’s obligations to include such Shares in the Registration Statement are contingent upon the undersigned furnishing in writing to the Company such information regarding the undersigned, the securities of the Company held by the undersigned and the intended method of disposition of the Shares as shall be reasonably requested by the Company to effect the registration of the Shares, and the undersigned shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations, including, among other things, providing that the Company shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period. Subject to the undersigned’s compliance with this Agreement, the Company hereby expressly agrees to perform the covenants contained in this Section 6.

7.      Company Representations. The Company represents and warrants that:

(a) The Company has been duly incorporated, is validly existing and is in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted.

(b) The Agreement has been duly authorized, executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by: (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws in effect that limit creditors’ rights generally; (ii) equitable limitations on the availability of specific remedies; (iii) principles of equity (regardless of whether such enforcement is considered in a proceeding in law or in equity); and (iv) to the extent rights to indemnification and contribution may be limited by federal securities laws or the public policy underlying such laws.

(c) The Shares have been duly authorized and, when issued and delivered to the undersigned against full payment therefor in accordance with the terms of this Agreement, the Shares will be validly issued, fully paid and non-assessable and will not have been issued in violation of or subject to any preemptive or similar rights created under the Company’s Certificate of Incorporation or under the law of the State of Delaware. The issuance and sale of the Shares and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein will be done in accordance with the NASDAQ marketplace rules.

8.      Trust Account Waiver. The undersigned acknowledges that the Company is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The undersigned further acknowledges that, as described in the final prospectus relating to the Company’s initial public offering filed with the Securities and Exchange Commission on or about June 9, 2014 (the “Prospectus”), substantially all of the Company’s assets consist of the cash proceeds of the Company’s initial public offering and private placements of its securities and substantially all of those proceeds have been deposited into a trust account (the “Trust Account”) for the benefit of the Company and its public stockholders. As described in the Prospectus, the funds held from time to time in the Trust Account may only be released upon certain conditions. The undersigned hereby acknowledges and agrees that, except with respect to shares of common stock of the Company owned by the undersigned acquired other than pursuant to this Agreement, it has no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies or other assets in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies or other assets in, the Trust Account that it may have now or in the future. The undersigned acknowledges and agrees that the undersigned shall not have any redemption rights with respect to the Shares pursuant to the Company’s Certificate of Incorporation in connection with the stockholder proposals related to the Nexeo Business Combination or the extension of the Company’s corporate existence beyond June 11, 2016, any subsequent liquidation of the Trust Account or the Company or otherwise. In the event the undersigned has any Claim against the Company under this Agreement or otherwise, the undersigned shall pursue such Claim solely against the Company and its assets held outside of the Trust Account and not against the Trust Account or any monies or other assets held in the Trust Account.

9.      Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the principles of conflicts of law thereof that would require the application of the laws of any jurisdiction other than New York. The undersigned consents to the non-exclusive jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

10.      Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any action brought in the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York, without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security or a bond as a prerequisite to obtaining equitable relief.

11.      WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO (ON BEHALF OF ITSELF AND ITS SUBSIDIARIES) HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

12.      Assignment; Third Party Beneficiaries. No party may assign any of its or his rights or delegate any of its or his obligations under this Agreement without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties and their respective successors, including without limitation any corporate successor by merger or otherwise. Nothing expressed or referred to in this Agreement will be construed to give any person, other than the parties to this Agreement and their respective successors, any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement.

13.      Entire Agreement. This Agreement along with the Investor Questionnaire attached hereto constitutes the entire agreement and supersedes all prior agreements, understandings and representations and warranties, both written and oral, among the parties hereto with respect to the subject matter hereof. Notwithstanding anything in this Agreement to the contrary, nothing herein shall be deemed to modify, amend, or otherwise affect the rights and obligations of the Company set forth in the Merger Agreement.

14.      Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that the invalid, illegal or unenforceable provision or portion thereof shall be interpreted to be only so broad as is enforceable.

15.      Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties (including by facsimile or via portable document format (.pdf)), it being understood that all parties need not sign the same counterpart.

16.      Expiration. Except with respect to the Company’s obligation to return any subscription amount deposited pursuant to Section 2, this Agreement shall terminate and be of no further force or effect and any stock certificate(s) issued representing the Shares shall be cancelled, without any liability to the undersigned, if the Company issues a public announcement announcing the termination of the Merger Agreement, and/or notifies the undersigned in writing that it has abandoned its plans to move forward with the Nexeo Business Combination.

17.      Representative Capacity; Nonrecourse Obligations. A copy of the declaration of trust or other organizational document of each of the undersigned that is organized as a Massachusetts business trust is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this Agreement is not executed on behalf of the members of the Board of Trustees as individuals, and the obligations of this Agreement are not binding upon any of the trustees, managers, officers, shareholders or partners of any of the undersigned individually, but are binding only upon the assets and property of each of the undersigned’s respective portfolios. The Company agrees that no shareholder, trustee, manager, officer or partner of any of the undersigned may be held personally liable or responsible for any obligations of any of the undersigned arising out of this Agreement.

18.      Several Obligations of the Undersigned. With respect to any obligations of one of the undersigned arising out of this Agreement, the Company shall look for payment or satisfaction of any obligation solely to the assets and property of the undersigned to which such obligation relates as though each of the undersigned had separately contracted with the Company by separate written instrument with respect to each of the undersigned. Consistent with the foregoing, the obligations of each of the undersigned under this Agreement are several and neither joint nor joint and several.

[Signature page follows]

UNDERSIGNED

MFS Series Trust X on behalf of MFS Global Alternative Strategy Fund

By:	/s/ Joseph C. Flaherty
Name:	Joseph C. Flaherty
Title:	As Authorized Signatory and not in my individual capacity

Address:	111 Huntington Ave., Boston, MA 02109
Facsimile:

Number of Shares Subscribed For	4,372

MFS Series Trust I on behalf of MFS New Discovery Fund

By:	/s/ Joseph C. Flaherty
Name:	Joseph C. Flaherty
Title:	As Authorized Signatory and not in my individual capacity

Address:	111 Huntington Ave., Boston, MA 02109
Facsimile:

Number of Shares Subscribed For:	233,087

MFS Variable Insurance Trust on behalf of MFS New Discovery Series

By:	/s/ Joseph C. Flaherty
Name:	Joseph C. Flaherty
Title:	As Authorized Signatory and not in my individual capacity

Address:	111 Huntington Ave., Boston, MA 02109
Facsimile:

Number of Shares Subscribed For:	134,847

ACKNOWLEDGED AND AGREED:

WL ROSS HOLDING CORP.

By:	/s/ Wilbur L. Ross, Jr.
Name:	Wilbur L. Ross, Jr
Title:	Chairman

[Signature page to Subscription Agreement]